MERGE

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FOR IMMEDIATE RELEASE:

News Release

Contact:
Steven M. Oreskovich
Chief Financial Officer
Merge Healthcare
414.977.4000
ir@mergehealthcare.com

MERGE HEALTHCARE ACHIEVES COMPLIANCE WITH NASDAQ
MINIMUM BID PRICE REQUIREMENT

Milwaukee, WI, July 9, 2008 – Merge Healthcare Incorporated (NASDAQ: MRGE; TSX: MRG) (the “Company”), announced today that it received notification from the NASDAQ Stock Market (“NASDAQ”) that the Company had regained compliance with NASDAQ Marketplace Rule 4450(a)(5) and that NASDAQ now considers the matter closed.

As disclosed in a Current Report on Form 8-K dated April 3, 2008, the Company was notified April 2, 2008 that it was not in compliance with the “Minimum Bid Price Rule” because shares of its common stock had closed at a per share bid price of less than $1.00 for 30 consecutive business days. At that time, in accordance with Marketplace Rule 4450(e)(2), the Company was provided with 180 calendar days, or until September 29, 2008, to regain compliance. Since then, the Company’s common stock maintained a closing bid price at $1.00 or greater for at least 10 consecutive business days.

Merge Healthcare is a leading medical imaging software and services company. Our innovative software solutions use leading-edge imaging software technologies that accelerate market delivery for our OEM customers, while our end-user solutions improve our customers’ productivity and enhance the quality of patient care they provide. For additional information, visit our website at www.merge.com.

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Cautionary Notice Regarding Forward-Looking Statements

Except for the historical information herein, the matters discussed in this news release include forward-looking statements that may involve a number of risks and uncertainties. When used in this press release, the words “will,” “believes,” “intends,” “anticipates,” “expects” and similar expressions are intended to identify forward-looking statements. Actual results could differ materially from those expressed in, or implied by, the forward-looking statements based on a number of factors, including, but not limited to, market acceptance and performance of the Company’s products and services; risks and effects of the past restatement of financial statements of the Company and other actions that may be taken or required as a result of such restatement; the Company’s ability to generate sufficient cash from operations to meet future operating, financing and capital requirements; risks associated with the Company’s failing to make timely filings with the SEC or its inability to meet the requirements of The NASDAQ Stock Market for continued listing, including possible delisting; costs, risks and effects of legal proceedings and investigations, including the formal investigation being conducted by the Securities and Exchange Commission and class action and derivative lawsuits; the impact of competitive products and pricing; and other risk factors detailed in the Company’s filings with the Securities and Exchange Commission. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances, or for any other reason.